UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2026

NEUROCRINE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6027 Edgewood Bend Court San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 617-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 5, 2026, Neurocrine Biosciences, Inc., a Delaware corporation (“Neurocrine”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Neurocrine, Sigma Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Neurocrine (“Purchaser”), and Soleno Therapeutics, Inc., a Delaware corporation (“Soleno”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Neurocrine, through Purchaser, will commence a cash tender offer (the “Offer”), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, of Soleno (the “Shares”), at a price of $53.00 per Share (the “Offer Price”), in cash, without interest and subject to any required withholding of taxes.

The obligation of Purchaser to accept for payment and pay for any Shares validly tendered (and not withdrawn) pursuant to the Offer (the time of such acceptance for payment, the “Offer Acceptance Time”) is subject to certain specified conditions, including (i) that there will have been validly tendered and not validly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Neurocrine and its subsidiaries, represent one more Share than 50% of the total number of Shares outstanding at the time of the expiration of the Offer; (ii) subject to certain materiality exceptions, the truth and accuracy of the representations and warranties of Soleno contained in the Merger Agreement; (iii) compliance with, or performance in all material respects of, all of the covenants and agreements that Soleno is required to comply with or perform at or prior to the Offer Acceptance Time; (iv) the absence of a material adverse effect on Soleno; (v) the termination or expiration of any applicable waiting period (and extensions thereof) relating to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (vi) the absence of any order, decree or ruling by a governmental authority of competent jurisdiction within a jurisdiction that is material to the business and operations of Soleno or Neurocrine restraining, enjoining or otherwise prohibiting the consummation of the Offer or the Merger (as defined below) and (vii) certain other customary conditions set forth in Annex I to the Merger Agreement. The Offer is not subject to any financing condition.

Neurocrine and Purchaser have agreed to commence the Offer within ten business days from the date of the Merger Agreement and to keep the Offer open for twenty business days from the date of commencement of the Offer (determined as set forth in Rule 14d-1(g)(3) and Rule 14e-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), subject to possible extension pursuant to the terms of the Merger Agreement. Following the completion of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into Soleno pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Soleno surviving the merger as a wholly owned subsidiary of Neurocrine (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each Share (other than any Shares (i) owned by Neurocrine, Purchaser or Soleno or by any of their respective subsidiaries (or held in Soleno’s treasury) and (ii) as to which the holder is entitled to appraisal rights under the DGCL and has properly exercised and perfected such holder’s demand for appraisal and, as of the Effective Time, has not effectively withdrawn or lost such holder’s rights to such appraisal and payment under the DGCL), will be converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any required withholding of taxes.

Effective immediately prior to the Effective Time, each option to purchase Shares (a “Soleno Option”) that is outstanding and unexercised as of immediately prior to the Effective Time and that is not an Out of the Money Soleno Option (as defined below), whether or not then vested or exercisable, will fully vest and will be cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to (A) the total number of Shares subject to such Soleno Option immediately prior to such cancellation multiplied by (B) the excess, if any, of (x) the Offer Price over (y) the exercise price payable per Share underlying such Soleno Option. Each Soleno Option that has an exercise price per Share that is equal to or greater than the Offer Price (an “Out of the Money Soleno Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, will be cancelled and no holder thereof will be entitled to any payment with respect to such Soleno Option before or after the Effective Time.

Effective immediately prior to the Effective Time, each restricted stock unit award with respect to Shares (a “Soleno RSU Award”) that is outstanding as of immediately prior to the Effective Time, whether or not then vested, will fully vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to (A) the number of Shares subject to such Soleno RSU Award immediately prior to such cancellation multiplied by (B) the Offer Price.

Effective as of immediately prior to the Effective Time, each warrant to purchase Shares (a “Soleno Warrant”) that is outstanding and unexercised immediately prior thereto, whether vested or unvested, will be treated as being simultaneously cashless exercised as of immediately prior to the Effective Time, in accordance with the terms and conditions specified in the applicable Soleno Warrant and subject to deduction for any applicable withholding taxes. Soleno is required to use reasonable best efforts to enter into a warrant termination agreement with each holder of a Soleno Warrant that is not exercised prior to the Effective Time.

As soon as practicable after the date of the Merger Agreement, Soleno’s board of directors will take all actions with respect to Soleno’s 2014 Employee Stock Purchase Plan (the “Soleno ESPP”) that are necessary to provide that (i) following the date of the Merger Agreement, no person may become a participant in the Soleno ESPP and no offering period shall commence under the Soleno ESPP and (ii) subject to the consummation of the Merger, the Soleno ESPP shall terminate effective immediately prior to the Effective Time. The Merger Agreement includes customary representations, warranties and covenants of Soleno, Neurocrine and Purchaser.

Neurocrine, Purchaser and Soleno have made customary representations, warranties and covenants in the Merger Agreement, including agreeing to use reasonable best efforts to take all actions, file all documents, and cooperate in doing all things necessary, proper or advisable under applicable antitrust laws to consummate and make effective the Offer and the Merger as promptly as practicable. Soleno has agreed to, and to cause its subsidiaries to, among other things, (i) conduct its operations in all material respects in the ordinary course of business consistent with past practice (subject to certain exceptions), including not taking certain specified actions prior to the consummation of the Merger, and (ii) use commercially reasonable efforts to (a) preserve intact its business organization, (b) keep available the services of its current officers and key employees, and (c) preserve its current significant business relationships.

Soleno has agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to engage in discussions or negotiations with third parties regarding alternative acquisition proposals, under which Soleno agreed that it will not, will cause its subsidiaries and its executive officers not to, and is obligated to use reasonable best efforts to cause its other representatives, not to, among other things, directly or indirectly: (i) initiate, solicit, knowingly encourage or knowingly facilitate the submission of any inquiry, request, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal; (ii) participate in any discussions or negotiations regarding, or furnish to any other person any non-public information with respect to or in connection with or for the purpose of soliciting, knowingly encouraging or knowingly facilitating, any inquiry, request, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal; (iii) adopt, approve, recommend, submit to its stockholders or declare advisable any alternative acquisition proposal; (iv) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to any inquiry, request, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal (other than an acceptable confidentiality agreement entered into in compliance with the Merger Agreement); (v) release or permit the release of any person from, or waive or permit the waiver of any provision of, or fail to use its reasonable best efforts to enforce or cause to be enforced, any standstill or similar agreement to which Soleno is a party, unless Soleno’s board of directors determines in good faith, after consultation with financial advisors and outside legal counsel, that the failure to do so is inconsistent with the fiduciary duties of Soleno’s board of directors to Soleno stockholders under applicable law; or (vi) take any action or exempt any person from the restriction on “business combinations” or any similar provision contained in applicable takeover laws or Soleno’s organizational or other governing documents or grant a waiver under Section 203 of the DGCL. In addition, Soleno has agreed to, and to cause its subsidiaries and their respective representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted prior to the date of the Merger Agreement with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal.

Soleno’s board of directors is not permitted, among other things, to withhold, withdraw, modify or qualify, or publicly propose to withhold, withdraw or modify, in any manner adverse to Neurocrine, its recommendation that Soleno stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer. However, subject to the satisfaction of certain conditions, including a match right for Neurocrine, Soleno and its board of directors, as applicable, are permitted to take certain actions, as more fully described in the Merger Agreement, which may include changing Soleno’s board of directors’ recommendation or terminating the Merger Agreement to enter into an alternative acquisition agreement in response to a bona fide written alternative acquisition proposal made after the date of the Merger Agreement that has not been withdrawn, if Soleno’s board of directors determines in good faith, after consultation with Soleno’s independent financial advisors and outside legal counsel, that such alternative acquisition proposal constitutes a superior proposal and that the failure to change Soleno’s board of directors’ recommendation or terminate the Merger Agreement to enter into such alternative acquisition agreement is inconsistent with its fiduciary duties under applicable law. In addition, Soleno’s board of directors is permitted to change its recommendation for certain intervening events not related to, among others, the receipt of an unsolicited proposal or any changes in market price of Soleno’s stock, subject to the satisfaction of certain conditions, including a match right for Neurocrine, if Soleno’s board of directors determines in good faith, after consultation with independent financial advisors and outside counsel, that the failure to take such action is inconsistent with its fiduciary duties to Soleno stockholders under applicable law.

The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by Soleno under specified circumstances to accept a superior proposal and enter into an alternative acquisition agreement with respect to such superior proposal, Soleno will pay Neurocrine a termination fee of $95,250,000. In addition, the Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances where, at the time of termination, the condition relating to the expiration or termination of applicable waiting periods under the HSR Act, or the condition relating to the absence of certain governmental restraints arising as a result of antitrust laws, has not been satisfied, Neurocrine will pay Soleno a reverse termination fee of $141,500,000.

The Merger Agreement has been approved by the board of directors of each of Neurocrine, Purchaser and Soleno. The board of directors of Soleno recommends that Soleno stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about Neurocrine, Purchaser or Soleno, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement. The Merger Agreement and this summary should not be relied upon as disclosure about Neurocrine or Soleno. None of Soleno’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Neurocrine, Purchaser, Soleno or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. The representations and warranties (i) may have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from what an investor may view as material and (ii) may have been made only as of the date of the Merger Agreement or as of another date or dates as may be specified in the Merger Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of Soleno or Neurocrine, if at all.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, Anish Bhatnagar, Soleno’s Chief Executive Officer and Chairman of Soleno’s board of directors, and James Mackaness, Soleno’s former Chief Financial Officer (each, a “Supporting Stockholder”), each entered into a Tender and Support Agreement (each, a “Support Agreement”) with Neurocrine. Under the terms of the Support Agreements, each Supporting Stockholder has agreed to, among other things, during the term of the Support Agreement, (i) validly tender, or cause to be tendered, all of the Shares that such Supporting Stockholder owns of record or beneficially, as well as any additional Shares it may acquire (the “Covered Shares”) free and clear of any encumbrances into the Offer, (ii) vote its Covered Shares in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, and against any acquisition proposal or any action, proposal, agreement, transaction or arrangement that is intended, or would reasonably be expected, to result in a breach of a covenant, representation or warranty or other obligation of Soleno under the Merger Agreement or any of the conditions to Soleno’s obligations under the Merger Agreement not being fulfilled or satisfied, (iii) not transfer any of its Covered Shares (subject to certain exceptions), (iv) not solicit or facilitate any efforts that would reasonably be expected to lead to an alternative acquisition proposal, and (v) waive and not to exercise any appraisal rights in respect of such Covered Shares that may arise with respect to the Merger and not to commence or participate in, any class action or legal action (A) challenging the validity of, or seeking to enjoin or delay the operation of any provision of the Merger Agreement or (B) alleging breach of any duty by any person in connection with the negotiation and entry into the Support Agreement, the Merger Agreement or the transactions contemplated hereby or thereby. The Support Agreements also include certain representations and warranties and covenants of the Supporting Stockholders to Neurocrine. The Support Agreements will terminate upon the earlier of termination of the Merger Agreement, the Effective Time and certain other specified events. As of April 5, 2026, the Supporting Stockholders held an aggregate of approximately 1.01% of the outstanding Shares.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 6, 2026, Neurocrine and Soleno issued a joint press release announcing their entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and incorporated by reference herein.

On April 6, 2026, Neurocrine made available an investor presentation regarding the proposed transaction, a copy of which is attached as Exhibit 99.2 to this Report and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any other filing by Neurocrine under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless specifically identified as being incorporated therein by reference. This Report will not be deemed an admission as to the materiality of any information in this Item 7.01 or Exhibit 99.1 and Exhibit 99.2.

Forward-Looking Statements

This Report contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of each of Soleno and Neurocrine, including statements relating to the ability to complete and the timing of completion of the transactions contemplated by the Merger Agreement, including the anticipated occurrence, manner and timing of the proposed Offer; the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions to the consummation of the subsequent Merger set forth in the Merger Agreement; the possibility of any termination of the Merger Agreement; the prospective benefits of the proposed transaction; Neurocrine’s strategy, plans, objectives, expectations (financial or otherwise) and intentions with respect to its future financial results and growth potential, anticipated product portfolio, development programs and patent terms; and

other statements that are not historical facts. The forward-looking statements contained in this Report are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These statements may contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “opportunity,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “will,” “would” or other similar words and expressions indicating future results. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the Offer; uncertainties as to how many of Soleno’s stockholders will tender their stock in the Offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various closing conditions in the Merger Agreement may not be satisfied or waived; the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the possibility that the transaction does not close; risks related to the parties’ ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that Neurocrine will not be able to integrate Soleno successfully or that such integration may be more difficult, time-consuming or costly than expected; disruption from the proposed transaction, making it more difficult for either company to conduct business as usual or maintain relationships with employees, customers, suppliers, other business partners or governmental entities; negative effects of this announcement or the consummation of the proposed transaction on the market price of Neurocrine’s common stock and/or Neurocrine’s operating results, including the possibility that if the parties do not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Neurocrine’s common stock could decline; significant transaction costs; unknown or inestimable liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; Neurocrine’s ability to fund the proposed transaction; the time-consuming and uncertain regulatory approval process; the degree and pace of market uptake of Soleno’s commercial product, VYKATTM XR (diazoxide choline); the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the parties’ business operations and financial results; the sufficiency of Neurocrine’s cash flows and capital resources; Neurocrine’s ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; and other risks and uncertainties affecting Neurocrine and Soleno, including those described from time to time under the caption “Risk Factors” and elsewhere in Neurocrine’s and Soleno’s respective filings and reports with the SEC, including their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q and other filings filed with the SEC, as well as the Tender Offer Statement on Schedule TO and related tender offer documents to be filed by Neurocrine and its acquisition subsidiary, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Soleno. Any forward-looking statements are made based on the current beliefs and judgments of Neurocrine’s and Soleno’s respective management teams, and the reader is cautioned not to rely on any forward-looking statements made by Neurocrine or Soleno. Except as required by law, Neurocrine and Soleno do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

The tender offer for all of the outstanding Shares of Soleno described in this communication has not yet commenced. This communication is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Neurocrine and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. A solicitation and offer to purchase outstanding Shares of Soleno will only be made pursuant to an offer to purchase and related tender offer materials that Neurocrine and its acquisition subsidiary intend to file with the SEC. At the time that the tender offer is commenced, Neurocrine and its acquisition subsidiary will file a tender offer statement on Schedule TO, and Soleno will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF SOLENO ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL

CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF SOLENO SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE TENDER OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal) will be made available at no expense on Neurocrine’s website at neurocrine.com/investors and (once they become available) will be mailed to the stockholders of Soleno free of charge. The Solicitation/Recommendation Statement and other documents filed with the SEC by Soleno will be available at no expense at Soleno’s website at investors.soleno.life. The information contained in, or that can be accessed through, Neurocrine’s and Soleno’s respective websites are not a part of, or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. Copies of those offer documents and all other documents filed by Neurocrine and Soleno will be made available at no charge by directing a request to the information agent for the tender offer, which will be named in the Schedule TO. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Neurocrine and Soleno each file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Neurocrine or Soleno with the SEC for free on the SEC’s website at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated April 5, 2026, by and among Neurocrine Biosciences, Inc., Sigma Merger Sub, Inc. and Soleno Therapeutics, Inc.

10.1	Form of Tender and Support Agreement

99.1	Press Release, dated April 6, 2026

99.2	Investor Presentation, dated April 6, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain annexes, exhibits or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted annexes, exhibits and schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Dated: April 6, 2026	/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer

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